EXHIBIT 99.1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, no par value, of Duquesne Light Holdings, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: July 17, 2006

DUET INVESTMENT HOLDINGS LIMITED

By:      /s/ Bruce K. Berry
         --------------------------
Name:    Bruce K. Berry
Title:   Chief Financial Officer

DIVERSIFIED UTILITY AND ENERGY TRUST NO. 1 (DUET1)

By:      /s/ Bruce K. Berry
         --------------------------
Name:    Bruce K. Berry
Title:   Chief Financial Officer

DIVERSIFIED UTILITY AND ENERGY TRUST NO. 2 (DUET2)

By:      /s/ Bruce K. Berry
         --------------------------
Name:    Bruce K. Berry
Title:   Chief Financial Officer

AMPCI MACQUARIE INFRASTRUCTURE MANAGEMENT
NO 1 LIMITED (RE1)

By:      /s/ Bruce K. Berry
         --------------------------
Name:    Bruce K. Berry
Title:   Chief Financial Officer

AMPCI MACQUARIE INFRASTRUCTURE MANAGEMENT
NO 2 LIMITED (RE2)

By:      /s/ Bruce K. Berry
         --------------------------
Name:    Bruce K. Berry
Title:   Chief Financial Officer